Haynie & Company
Certified Public Accountants (a professional corporation)
1785 West Printers Row Salt Lake City, Utah 84119 (801) 972-4800 Fax (801) 972-8941

April 19, 2012

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Subject: Ring Energy, Inc.

Dear Sir, Madam

We have read Item 4.01 of Form 8-K of Ring Energy, Inc. dated April 19, 2012, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Haynie & Co.

Haynie & Company

Associate Office At
5974 South Fashion Pointe Dr., Suite 200
South Ogden, UT 84403
(801) 479-4800
(801) 479-8941 Fax

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